UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
See disclosure provided in Item 2.01 below, which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 18, 2008, pursuant to the terms of the Stock Purchase Agreement, dated May 15, 2008 (the “Stock Purchase Agreement”), between VeriChip Corporation, a Delaware corporation (the “Company”), and The Stanley Works, a Connecticut corporation (“Stanley”), the Company completed the sale of all of the outstanding capital stock of its wholly-owned subsidiary, Xmark Corporation, a corporation governed under the laws of Canada (“Xmark” and together with the Company, the “Companies”), to Stanley Canada Corporation, a wholly-owned subsidiary of Stanley, for approximately $47.9 million in cash (the “Xmark Transaction”), which consists of the $45 million purchase price plus a balance sheet adjustment of approximately $2.9 million. Under the terms of the Stock Purchase Agreement, $4.5 million of the proceeds will be held in escrow for a period of 12 months.
The foregoing descriptions of the Stock Purchase Agreement and Xmark Transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on May 16, 2008 and is incorporated herein by reference. On July 18, 2008, the Company issued a press release announcing the completion of the Xmark Transaction, which is attached hereto as Exhibit 99.2.
On July 18, 2008, the Company used the proceeds of the sale of Xmark to repay all of its outstanding obligations under that certain secured term note, as amended (the “Note”), dated February 29, 2008, in the original principal amount of $8.0 million made by the Companies in favor of Valens Offshore SPV II, Corp. (“Valens”). The Note accrued interest at a rate of 12% per annum, had a maturity date of March 31, 2009 and allowed for optional redemption by paying 100% of the principal amount plus any amounts then owing under the Note plus $120,000, for a total of $8.2 million.
On July 18, 2008, the Company also used the proceeds from the sale of Xmark to pay $5.3 million to Digital Angel Corporation (“DIGA”), the Company’s 48% stockholder, to satisfy all outstanding obligations under that certain Letter Agreement, dated May 15, 2008, between the Company and DIGA and that certain Commercial Loan Agreement between the Company and DIGA, dated December 27, 2005, as amended, and the related loan documents, under which the Company could incur a principal amount of indebtedness of $14.5 million and the interest accrued on the outstanding indebtedness at a rate of 12% per annum.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Separation Agreement, dated May 15, 2008, as amended, between the Company and Scott R. Silverman, Mr. Silverman and the Company mutually agreed that at the closing of the Xmark Transaction Mr. Silverman would no longer be an officer or director of the Company. Mr. Silverman will remain as a non-paid consultant until the earlier of July 31, 2008 or the closing of a strategic transaction involving the Company’s VeriMed business or the Company.
Pursuant to the letter agreement, dated May 15, 2008, between the Company and DIGA, Joseph J. Grillo, the President and Chief Executive Officer of DIGA, became the Chairman of the Board of Directors of the Company, effective upon the closing of the Xmark Transaction.

It is expected that Mr. Grillo will not be appointed to any committees of the Company’s Board of Directors. Besides the relationships mentioned herein, there are no related party transactions, as provided for in Item 404(a) of Regulation S-K, between Mr. Grillo and the Company.
Item 8.01 Other Events.
On July 17, 2008, the Company’s stockholders voted for the approval of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, which proposal was set forth in the proxy statement the Company filed with the Securities and Exchange Commission on June 17, 2008. The proposal received 7,737,480 votes for, 50,550 votes against and 5,750 abstentions.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2007 and the three months ended March 31, 2008 have been prepared to present the Company’s results of operations as if the sale of Xmark had occurred at the beginning of those periods. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008 has been prepared to present the Company’s financial position as if the sale of Xmark had occurred on March 31, 2008. The Company’s Unaudited Pro Forma Condensed Consolidated Financial Statements that were previously included in the Company’s proxy statement, filed with the Securities and Exchange Commission on June 17, 2008 and mailed to stockholders or about June 20, 2008, have been updated. The updated Unaudited Pro Forma Condensed Consolidated Financial Statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference.
The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the financial position or results of operations of the Company as of the dates or for such periods, nor is it intended to project our future financial position or results of operations. The Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007.
(d) Exhibits
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008.

(ii)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2007 and for the three months ended March 31, 2008.
99.2	Press Release issued by VeriChip Corporation on July 18, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation
Date: July 23, 2008	/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008.

(ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2007 and for the three months ended March 31, 2008.

99.2	Press Release issued by VeriChip Corporation on July 18, 2008

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